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Exhibit 3.6

ADOPTED: 7-29-91

BYLAWS OF

ACCUMED, INC.

ARTICLE I

OFFICES

        The principal office of the corporation in the State of New Hampshire shall be located in the City of Penacook County of Merrimack. The corporation may have such other offices, either within or without the State, as the Board of Directors may designate or as the business of the corporation may require from time to time.

        The registered office of the corporation, required by the New Hampshire Business Corporation Act to be maintained in the State of New Hampshire shall be identical with the residence or business office of its registered agent, who shall be the Secretary of the corporation.

ARTICLE II

SHAREHOLDERS

        Section 1.    Annual Meeting.    The annual meeting of the shareholders shall be held on the first Tuesday in the month of August in each year, beginning with the year 1991 at the hour of                        11:00 a.m., or at such other time on such other day within such month as shall be fixed by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of New Hampshire, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

        Section 2.    Special Meetings.    Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders not less than one-tenth of all outstanding shares of the corporation entitled to vote at the meeting.

        Section 3.    Place of Meeting.    The Board of Directors may designate any place, either within or without the State of New Hampshire as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A Waiver of Notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of New Hampshire as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of New Hampshire.

        Section 4.    Notice of Meeting.    Written notice stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than 10 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

        Section 5.    Closing of Transfer Books or Fixing of Record Date.    For the purposes of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, 50 days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 10 days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 50 days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section such determination shall apply to any adjournment thereof.

        Section 6.    The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete record of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

        Section 7.    Quorum.    A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be presented or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

        Section 8.    Proxies.    At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

        Section 9.    Voting of Shares.    Subject to the provisions of Section 12 of this Article II, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

        Section 10.    Voting of Shares by Certain Holders.    Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such other corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the Court by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred. Neither treasury shares of its own stock held by the corporation, nor shares held by another corporation if a majority of the shares entitled to vote for the election of Directors of such other corporation are held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

        Section 11.    Informal Action by Shareholders.    Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

        Section 12.    Cumulative Voting.    At each election for Directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such Directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates.

ARTICLE III

BOARD OF DIRECTORS

        Section 1.    General Powers.    The business and affairs of the corporation shall be managed by its Board of Directors.

        Section 2.    Number, Tenure and Qualifications.    The number of Directors of the corporation shall be no less than 1 and no more than 6. Each Director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Directors need not be residents of the State of New Hampshire or shareholders of the corporation.

        Section 3.    Regular Meetings.    A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of New Hampshire, for the holding of additional regular meetings without other notice than such resolution.

        Section 4.    Special Meetings.    Special meetings of the Board of Directors may be called by or at the request of the President or any two Directors. The person or persons authorized to call Special Meetings of the Board of Directors may fix any place, either within or without the State of New Hampshire, as the place for holding any Special Meeting of the Board of Directors called by them.

        Section 5.    Notice.    Notice of any special meeting shall be given at least 2 days previously thereto by written notice delivered personally or mailed to each Director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

        Section 6.    Quorum.    A majority of the number of Directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

        Section 7.    Manner of Acting.    The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

        Section 8.    Action Without a Meeting.    Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors.

        Section 9.    Vacancies.    Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of Directors by the shareholders.

        Section 10.    Compensation.    By resolution of the Board of Directors, each Director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as Director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefore.

        Section 11.    Presumption of Assent.    A Director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the of the meeting before the adjournment thereof or shall forward any dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

ARTICLE IV

OFFICERS

        Section 1.    Number.    The officers of the corporation shall be a President, a Secretary, who shall be the resident agent, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any 2 or more offices may be held by the same person.

        Section 2.    Election and Term of Office.    The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

        Section 3.    Removal.    Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interest of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

        Section 4.    Vacancies.    A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

        Section 5.    President.    The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

        Section 6.    The Vice-Presidents.    In the absence of the President or in the event of his death, inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President may sign, with the Secretary or an Assistant Secretary, certificate for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

        Section 7.    The Secretary.    The Secretary shall: (a) be the resident agent of the corporation; (b) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (c) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (d) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (e) keep a register of the address of each shareholder which shall be furnished to the secretary by such shareholder; (f) sign with the President, or a Vice-President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (g) have general charge of the stock transfer books of the corporation; and (h) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

        Section 8.    The Treasurer.    The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

        Section 9.    Assistant Secretaries and Assistant Treasurers.    The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice-President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

        Section 10.    Salaries.    The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the corporation.

ARTICLE V

CONTRACTS, LOANS, CHECKS AND DEPOSITS

        Section 1.    Contracts.    The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

        Section 2.    Loans.    No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

        Section 3.    Checks, Drafts, etc.    All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

        Section 4.    Deposits.    All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VI

CERTIFICATES FOR SHARES AND THEIR TRANSFER

        Section 1.    Certificates for Shares.    Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary and sealed upon the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or one of its employees. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

        Section 2.    Transfer of Shares.    Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

ARTICLE VII

FISCAL YEAR

        The fiscal year of the corporation shall begin on the 1st day of January and end on the 31st day of December in each year.

ARTICLE VIII

DIVIDENDS

        The Board of Directors may, from time to time, declare and the corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and as may be provided in its Articles of Incorporation.

ARTICLE IX

CORPORATE SEAL

        The seal of the Corporation shall consist of an impression bearing the name of the Corporation around the perimeter and the word "Seal" and such other information, including the year of incorporation, in the center thereof as is desired. In lieu thereof, the Corporation may use an impression or writing bearing the words "CORPORATE SEAL", enclosed in parentheses or scroll, which shall also be deemed to be the seal of the Corporation.

ARTICLE X

WAIVER OF NOTICE

        Whenever any notice is required to be given to any shareholder or Director of the corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the New Hampshire Business Corporation Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI

AMENDMENTS

        These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the shareholders at any annual or special meeting provided that the notice of such meeting shall set forth the text of any proposed alterations, amendments or new bylaws.

ARTICLE XII

EXECUTIVE COMMITTEE

        Section 1.    Appointment.    The Board of Directors by resolution adopted by a majority of the full Board, may designate two or more of its members to constitute an Executive Committee. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

        Section 2.    Authority.    The Executive Committee, when the Board of Directors is not in session shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the Executive Committee and except also that the Executive Committee shall not have the authority of the Board of Directors in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease or other disposition of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, or amending the Bylaws of the corporation.

        Section 3.    Tenure and Qualifications.    Each member of the Executive Committee shall hold office until the next regular annual meeting of the Board of Directors following his designation and until his successor is designated as a member of the Executive Committee and is elected and qualified.

        Section 4.    Meetings.    Regular meetings of the Executive Committee may be held without notice at such times and places as the Executive Committee may fix from time to time by resolution. Special meetings of the Executive Committee may be called by any member thereof upon not less than 1 day's notice stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the Executive Committee at his business address. Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meeting.

        Section 5.    Quorum.    A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

        Section 6.    Action Without a Meeting.    Any action required or permitted to be taken by the Executive Committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Executive Committee.

        Section 7.    Vacancies.    Any vacancy in the Executive Committee may be filled by a resolution adopted by a majority of the full Board of Directors.

        Section 8.    Resignations and Removal.    Any member of the Executive Committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of the Executive Committee may resign from the Executive Committee at any time by giving written notice to the President or Secretary of the corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        Section 9.    Procedure.    The Executive Committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.

ARTICLE XIII

PREREQUISITES TO TRANSFER OF STOCK

1.
Shares of stock in this corporation shall not be transferred or sold until the sale or transfer shall have been reported to the Stockholders and unanimously approved by them.

2.
The Company reserves the right to redeem its stock at any time at fair market value upon notice to the Stockholders and upon unanimous approval of the Stockholders.

ARTICLE XIV

INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Each director and officer of the corporation now or hereafter serving as such, shall be indemnified by the corporation against any and all claims and liabilities to which he has or shall become subject by reason of serving or having served as such director or officer, or by reason of any action alleged to have been taken, omitted, or neglected by him as such director or officer; and the corporation shall reimburse each such person for all legal expenses reasonably incurred by him in connection with any such claim or liability, provided, however, that no such person shall be indemnified against, or be reimbursed for any expense incurred in connection with, any claim or liability arising out of his own willful misconduct or gross negligence. The amount paid to any officer or director by way of indemnification shall not exceed his actual, reasonable, and necessary expenses incurred in connection with the matter involved, and such additional amount as may be fixed by the board of directors, who shall be stockholders of the corporation and any determination so made shall be prima facie evidence of the reasonableness of the amount fixed or binding on the indemnified officer or director. The right of indemnification hereinabove provided for shall not be exclusive of any rights to which any director or officer of the corporation may otherwise be entitled by law.

        Inspection of Books and Records.    The Board of Directors shall have the power to determine which accounts, books and records of the Corporation shall be maintained and made available to any regulatory authority or government agency having jurisdiction with respect thereto, except such as may by law be specifically required to be maintained or made available, and shall have the power to fix reasonable rules and regulations not in conflict with applicable law regarding the inspection of accounts, books and records which by law or by determination of the Board of Directors shall be maintained and made available for such inspection.

        Fiscal Year.    The Board of Directors is authorized to fix the fiscal year of the Corporation and to change the same from time to time as it deems appropriate; but, unless otherwise determined, the fiscal year shall begin on the first day of January in each year and shall end on the last day of December in the same year.

        Annual Statements.    Not later than four (4) months after the close of each fiscal year, or at such other times as may be required by applicable law, the Corporation shall prepare (a) a balance sheet showing in reasonable detail the financial

SUBCHAPTER S CORPORATIONS
STOCK & STOCKHOLDERS

        The Corporation is authorized to issue only one class of stock and all issued stock shall be held of record by not more than three (3) persons. Stock shall be issued and transferable only to natural person who are not nonresident aliens.

/s/ JOSEPH STEWART Corp. Sect.

QuickLinks

  Exhibit 3.6
  ADOPTED: 7-29-91
BYLAWS OF ACCUMED, INC.
ARTICLE I OFFICES
ARTICLE II SHAREHOLDERS
ARTICLE III BOARD OF DIRECTORS
ARTICLE IV OFFICERS
ARTICLE V CONTRACTS, LOANS, CHECKS AND DEPOSITS
ARTICLE VI CERTIFICATES FOR SHARES AND THEIR TRANSFER
ARTICLE VII FISCAL YEAR
ARTICLE VIII DIVIDENDS
ARTICLE IX CORPORATE SEAL
ARTICLE X WAIVER OF NOTICE
ARTICLE XI AMENDMENTS
ARTICLE XII EXECUTIVE COMMITTEE
ARTICLE XIII PREREQUISITES TO TRANSFER OF STOCK
ARTICLE XIV INDEMNIFICATION OF DIRECTORS AND OFFICERS
SUBCHAPTER S CORPORATIONS STOCK & STOCKHOLDERS